UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 24, 2018
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)
Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, including area code: (503) 226-4211
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.
As previously disclosed in our periodic reports and as approved by our shareholders at the 2018 Annual Meeting of Shareholders of Northwest Natural Gas Company (NW Natural), we are in the process of restructuring NW Natural into a holding company structure. Following the completion of the holding company restructuring, our new parent company, Northwest Natural Holding Company (NW Holdings) and NW Natural intend to file a registration statement on Form S-3 and post-effective amendments to registration statements on Form S-8 (Registration Statements) with the Securities and Exchange Commission (SEC) with respect to offerings from time to time of NW Holdings and NW Natural securities.

This Current Report on Form 8-K (Form 8-K) includes certain financial information and updated disclosures with respect to NW Natural as set forth below so that, among other purposes, such financial information and updated disclosures will be incorporated by reference into the Registration Statements.

As reported in NW Natural’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 as filed with the SEC on August 8, 2018 (Second Quarter Form 10-Q), during the second quarter of 2018, NW Natural moved forward with its long-term strategic plans, which include a shift away from the merchant gas storage business. In June 2018, NW Natural Gas Storage, LLC a wholly-owned subsidiary of NW Natural at the time and currently, (upon completion of the holding company restructuring it will become a wholly-owned subsidiary of NW Holdings), entered into a Purchase and Sale Agreement that provides for the sale of all of the membership interests in its wholly-owned subsidiary, Gill Ranch Storage, LLC (Gill Ranch), subject to various regulatory approvals and closing conditions. NW Natural concluded that the pending sale of Gill Ranch qualifies these assets and liabilities as held for sale and discontinued operations. As such, for all periods presented in the Second Quarter Form 10-Q, the results of Gill Ranch were presented as a discontinued operation on the consolidated statements of comprehensive income and cash flows, and the assets and liabilities associated with Gill Ranch were classified as discontinued operations on the consolidated balance sheets. Additionally, NW Natural reevaluated its reportable segments and concluded that the unregulated gas storage activities no longer meet the requirements to be separately reported as a segment. The non-utility portion of the Mist gas storage facility is now reported as other, and all prior periods in the Second Quarter Form 10-Q reflected this change. These reclassifications had no effect on prior year's consolidated results of operations, financial condition, or cash flows.

This Form 8-K updates the following items in NW Natural’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 23, 2018 (2017 10-K) in Exhibit 99.1 to this Form 8-K to reflect retrospectively the changes resulting from these discontinued operations and the change in segments for all periods presented:
•Part I, Item 1. Business;
•Part II, Item 6. Selected Financial Data;
•Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•Part II, Item 8. Financial Statements and Supplementary Data; and
•Part IV, Item 15. Exhibits and Financial Statements Schedule, Schedule II - Valuation and Qualifying Accounts.

Other than as required to reflect the discontinued operations and segment changes described above, this Form 8-K does not modify or update any other disclosures in the items in the 2017 10-K referenced above, and does not provide any update or discussion of any developments, activities, events, trends or risks subsequent to the filing of the 2017 10-K. For more recent information regarding NW Natural, please see NW Natural’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and information filed or furnished by NW Natural to the SEC since February 23, 2018.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

See Exhibit Index.

Exhibit Index

Exhibit	Description

23.1	Consent of PricewaterhouseCoopers LLP
99.1
The following items from the 2017 10-K:
Part I, Item 1. Business
Part II, Item 6. Selected Financial Data
Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8. Financial Statements and Supplementary Data
Part IV, Item 15. Exhibits and Financial Statements Schedule, Schedule II - Valuation and Qualifying Accounts

101
The following materials from Exhibit 99.1 for the fiscal year ended December 31, 2017, formatted in Extensible Business Reporting Language (XBRL):
(i) Consolidated Statements of Income;
(ii) Consolidated Balance Sheets;
(iii) Consolidated Statements of Cash Flows; and
(iv) Related notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Natural Gas Company

Date: September 24, 2018	By:	/s/ Frank H. Burkhartsmeyer
Name: Frank H. Burkhartsmeyer Title: Senior Vice President and Chief Financial Officer